Exhibit 10.43

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENTS

This Fourth Amendment to Exclusive License Agreement (this "Amendment") is entered into effective July 1, 2022 (the "Amendment Date"), by and between Elkurt, Inc., a Rhode Island corporation with an address at 297 President Ave, Providence RI 02906 ("Elkurt") and Ocean Biomedical Inc., a Delaware corporation with an address at 19W060 Avenue LaTours, Oak Brook, IL 60523 ("Licensee").

RECITALS

A. Elkurt and Licensee entered into four license contracts as follows:

1. Exclusive License Agreement, subtitled, "BROWN ID 2465, 2576, 2587 (FRG) Antibody" effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022 (as so amended, "**License 1**");

2. Exclusive License Agreement, subtitled, "BROWN ID 3039 - Bi Specific Antibody Anti-CTLA4" effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022 (as so amended, "**License 2**");

3. Exclusive License Agreement, subtitled, "BROWN ID 2502 - (Chit1) Small Molecule Antifibrotic" effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022 (as so amended, the "**License 3**"); and

4. Exclusive License Agreement, subtitled, "BROWN ID 2613 Bispecific (FRG)xAnti-PD-1 (FRGxPD-1)" effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022 (as so amended, the "**License 4**");

B. License 1, License 2, License 3, and License 4 are each referred to herein as an "**Elkurt License**" and collectively as the "**Four Elkurt Licenses.**"

C. Elkurt has provided to Licensee the invoices listed in Exhibit A of this Amendment totaling $116,884.11 (the "**Invoiced Patent Expenses**") representing amounts due collectively under the Four Elkurt Licenses.

D. Licensee desires to amend certain terms of each Elkurt License, and Elkurt agrees to so amend each Elkurt License, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Elkurt and Licensee, in consideration of the foregoing premises and the mutual promises herein, intending to be legally bound, hereby agree as follows:

1 On or before the Effective Date, Licensee shall pay or shall have paid Elkurt $20,000 toward the Invoiced Patent Expenses. Such amount will be attributed first against the oldest invoices in Exhibit A.

2 On or before September 1, 2022, Licensee shall pay Elkurt the remaining balance of Invoiced Patent Expenses ($96,884.11) plus all interest accrued thereon in accordance with Section 5.3 of each Elkurt License as calculated from each original invoice due date.

3 Elkurt and Licensee agree that the Invoiced Patent Expenses represent amounts due under the Four Elkurt Licenses collectively, and that payments made pursuant to this Amendment shall be accounted for by Elkurt against amounts owed under each Elkurt License as appropriate, and all amounts will be attributed first against the oldest invoices in Exhibit A.

4 Section 4.1. of each Elkurt License is hereby amended by deleting the date "May 1, 2022" and inserting in place thereof the date, "November 1, 2022."

5 Section 10.2.2.4 of each Elkurt License is hereby amended by deleting the date "May 1, 2022" and inserting in place thereof the date, "November 1, 2022."

6 As amended by this Amendment, all provisions of each Elkurt License remain in full force and effect and are hereby ratified and confirmed. All references to each Elkurt License, wherever, whenever or however made or contained, are and shall be deemed to be references to such Elkurt License as amended by this Amendment. Section 12.6 of an Elkurt License (regarding Governing Law and Jurisdiction) is incorporated herein by reference and made a part hereof and shall govern this Amendment in all respects. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. The signatories may execute this Amendment by electronic means and signatures, copies of which shall each be deemed to be originals. This Amendment constitutes the entire understanding between the parties hereto with respect to the matters contained herein and this Amendment shall not be modified except in writing executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto execute this Amendment:

Ocean Biomedical, Inc.	Elkurt, Inc.
By: [signature]	By: [signature]
Name: Chirinjeev Kathuria	Name: Jonathan Kurtis
Title: Chairman	Title: President